Exhibit 99.1

ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2017	2016

ASSETS

Current assets
Cash and cash equivalents	$14,330	$11,604
Accounts receivable, net of allowances of $784 in 2017 and $824 in 2016	72,956	83,835
Inventories	65,376	72,769
Prepaid expenses and other current assets	3,717	3,414
Income tax receivable	1,193	2,814
Total current assets	157,572	174,436

Property and equipment, net of accumulated depreciation of $21,856 in 2017 and $18,371 in 2016	15,631	17,755
Goodwill	12,272	12,272
Intangible assets, net of accumulated amortization of $60,556 in 2017 and $55,298 in 2016	45,327	53,362
Deferred income tax assets	49,331	50,363
Other assets	1,541	2,541
Total assets	$281,674	$310,729

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$62,237	$85,022
Accrued liabilities	22,798	22,216
Sales returns liability	27,794	28,373
Accrued wages and wage related expenses	5,635	6,169
Deferred revenue	209	273
Line of credit	30,683	31,307
Current portion of long-term debt, net of deferred loan costs of $65 in 2017 and 2016	6,185	10,484
Total current liabilities	155,541	183,844

Noncurrent portion of long-term debt, net of deferred loan costs of $108 in 2017 and $141 in 2016	10,829	9,623

Total liabilities	166,370	193,467

Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,047 and 33,840 shares issued in 2017 and 2016, respectively	$34	$34
Additional paid-in capital	94,207	92,782
Accumulated other comprehensive loss	(1,270)	(2,114)
Treasury stock, 6,065 and 5,831 common shares in 2017 and 2016 respectively, at cost	(37,637)	(36,145)
Retained earnings	59,970	62,705

Total stockholders’ equity	115,304	117,262
Total liabilities and stockholders’ equity	$281,674	$310,729

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ZAGG INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net sales	$115,227	$99,833	$208,173	$162,266
Cost of sales	79,403	68,960	143,743	107,664
Gross profit	35,824	30,873	64,430	54,602

Operating expenses:
Advertising and marketing	2,070	2,275	5,076	5,189
Selling, general and administrative	24,952	24,880	52,006	44,635
Transaction costs	300	305	515	2,322
Impairment of intangible asset	-	-	1,959	-
Amortization of long-lived intangibles	3,005	4,765	6,026	7,511
Total operating expenses	30,327	32,225	65,582	59,657

Income (loss) from operations	5,497	(1,352)	(1,152)	(5,055)

Other income (expense):
Interest expense	(619)	(604)	(1,110)	(792)
Other income (expense)	67	9	48	(191)
Total other expense	(552)	(595)	(1,062)	(983)

Income (loss) before provision for income taxes	4,945	(1,947)	(2,214)	(6,038)

Income tax benefit (provision)	(1,542)	901	(521)	1,703

Net income (loss)	$3,403	$(1,046)	$(2,735)	$(4,335)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.12	$(0.04)	$0.10	$(0.16)
Diluted earnings (loss) per share	$0.12	$(0.04)	$0.10	$(0.16)

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ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following is not a financial measure under generally accepted accounting principals (GAAP).  In addition, this should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address.  We present this financial information because we believe that it is helpful to some investors as a measure of our operations.  We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net loss in accordance with GAAP	$3,403	$(1,046)	$(2,735)	$(4,335)

Adjustments:

a. Stock based compensation expense	966	957	1,636	2,291
b. Depreciation and amortization	5,233	7,232	11,022	11,494
c. Other (income) expense	552	595	1,062	983
d. mophie transaction costs	300	305	515	2,322
e. mophie fair value inventory write-up related to acquisition	-	2,169	-	3,325
f. mophie restructuring charges	23	1,062	438	1,062
g. mophie employee retention bonus	46	200	346	200
h. Impairment of intangibles asset	-	-	1,959	-
i. Income tax benefit	1,542	(901)	521	(1,703)

Adjusted EBITDA	$12,065	$10,573	$14,764	$15,639

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